Exhibit 99.1

ExamWorks Announces Fourth Quarter 2010 Financial Results

ATLANTA, GA. March 3, 2011 – ExamWorks Group, Inc. (NYSE: EXAM) a leading provider of independent medical examinations (IMEs), peer reviews, bill reviews and related services, today reported financial results for the fourth quarter of 2010.

 Fourth Quarter 2010 Highlights

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Revenues for the fourth quarter of 2010 were $54.3 million, an increase of $38.5 million, or 244%, over the year-ago quarter revenue of $15.8 million.  Revenue related to acquisitions completed in 2009 and 2010 accounted for $36.8 million of this revenue growth.

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Adjusted EBITDA for the fourth quarter of 2010 was $10.1 million, an increase of $8.3 million, or 461%, over the year-ago quarter adjusted EBITDA of $1.8 million.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

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In the fourth quarter of 2010, we completed the acquisitions of BME Gateway and Royal Medical Consultants.   BME Gateway and Royal Medical Consultants contributed $3.1 million and $113,000 in revenues and $433,000 and $13,000 in adjusted EBITDA in the fourth quarter of 2010, respectively.

Financial Review

Revenues – For the three months ended December 31, 2010, revenues were $54.3 million, an increase of 244% over the $15.8 million in revenues in the fourth quarter of 2009.  Excluding the impact of acquisitions completed in the fourth quarter of 2009 and in 2010, revenues increased $1.7 million, or 11%, during the fourth quarter of 2010.

Costs of revenues – For the three months ended December 31, 2010, costs of revenues were $34.9 million, an increase of 236% over the $10.4 million in costs of revenues in the fourth quarter of 2009.  Excluding the impact of acquisitions completed in the fourth quarter of 2009 and in 2010, costs of revenues increased $808,000, or 8%, during the fourth quarter of 2010.  Costs of revenues as a percentage of revenues for the fourth quarter of 2010 was 64% compared to 66% in the fourth quarter of 2009.

Selling, general and administrative expenses – For the three months ended December 31, 2010, SGA expenses were $13.7 million, an increase of 132% over the $5.9 million in SGA expenses in the fourth quarter of 2009.  Excluding the impact of acquisitions completed in the fourth quarter of 2009 and in 2010, SGA expenses decreased $191,000, or 3%, during the fourth quarter of 2010. Included in SGA expenses in the fourth quarter of 2010 are $1.3 million in share based compensation expenses, $3.0 million in acquisition-related transaction costs, and $188,000 in other non-recurring costs.

Depreciation and amortization expenses – For the three months ended December 31, 2010, D&A expenses were $7.1 million, an increase of 209% over the $2.3 million in D&A expenses in the fourth quarter of 2009.  Excluding the impact of acquisitions completed in the fourth quarter of 2009 and in 2010, D&A expenses decreased $225,000, or 10%, during the fourth quarter of 2010.

Interest and other expenses, net – For the three months ended December 31, 2010, interest and other expenses, net were $5.9 million, an increase of 436% over the $1.1 million in interest and other expenses, net in the fourth quarter of 2009.  Included in interest and other expenses, net in the fourth quarter of 2010 are $3.2 million in charges related to the early extinguishment of debt and $1.5 million in charges related to the mark to market provision of an earnout obligation.

Adjusted EBITDA – For the three months ended December 31, 2010, adjusted EBITDA was $10.1 million, an increase of 461% over the $1.8 million in adjusted EBITDA in the fourth quarter of 2009.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Subsequent Event – On February 28, 2011, we completed the acquisition of MES Group (MES) for $215 million, consisting of $175 million in cash, 1,424,501 shares of ExamWorks common stock with a value of $30.0 million (using $21.07 per share, the closing stock price on February 28th), and the payoff of $10 million of indebtedness under MES’ credit facilities.

“ExamWorks had a fantastic quarter and year,” said Richard Perlman, Chairman of ExamWorks. “We had strong top line growth, increased profitability and strong cash flow.  Our entire organization performed well during 2010 to execute and achieve our strategic and operating objectives and we are extremely pleased with the performance culture that we have built across the company.

Jim Price, CEO of ExamWorks, said: “We are excited to start the year with our latest major achievement, the acquisition of MES. With this acquisition, we have increased the depth of our senior management team and added substantially to our ability to service the industry. We are now a company of 1,600 dedicated employees, 41 offices in the U.S., Canada and the UK with a large and highly credentialed panel of physicians and other medical providers. We look forward to continuing our growth both from our existing business and our strong pipeline of attractive potential acquisitions.”

Business Outlook

ExamWorks is providing the following business outlook for fiscal year 2011:

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Fiscal year 2011 revenue is expected to be $350.0 million to $360.0 million, including the expected results for acquisitions completed through March 1, 2011, but excluding the effect of expected future acquisitions during 2011.

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Fiscal year 2011 Adjusted EBITDA is expected to be $66.0 million to $72.0 million, including the expected results for acquisitions completed through March 1, 2011, but excluding the effect of expected future acquisitions during 2011.  Adjusted EBITDA is a non-GAAP measure, the use of which by ExamWorks is described below.  The reconciliation to GAAP measures of actual 2011 Adjusted EBITDA is expected to be calculated and presented in a manner consistent with the reconciliation set forth below with respect to the three months ended December 31, 2010.

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The Company expects to acquire a minimum of $40.0 million of annual revenue during the balance of 2011.  This will result in acquired revenues of at least $175.0 million since the IPO, reaching the Company’s goal of $175.0 million of acquired revenues in 2011 and 2012 well ahead of the original timeline.  Including the $40.0 million of additional acquired revenue, we expect to end 2011 with pro forma revenues in excess of $410 million.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, (IMEs), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing carriers a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

A reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated, is attached at the end of this release.

Forward Looking Statements

Statements made in this press release that express ExamWorks’ or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate", or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility and future indebtedness.  In addition, the risks discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our registration statement on form S-1 and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:

SOURCE: ExamWorks Group, Inc.

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro, 404-952-2400

Senior Vice President and Chief Financial Officer

investorrelations@examworks.com

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenues:	$54,269	$15,838	$163,511	$49,634

Costs and expenses:
Costs of revenues	34,913	10,445	103,606	32,026
Selling, general and administrative expenses	13,719	5,877	37,689	15,811
Depreciation and amortization	7,053	2,259	19,505	6,889

Total costs and expenses	55,685	18,581	160,800	54,726

Income (loss) from operations	(1,416)	(2,743)	2,711	(5,092)

Interest and other expenses, net:
Interest expense, net	2,755	712	8,178	1,807
Loss on early extinguishment of debt	3,169	461	3,169	461
(Gain) loss on interest rate swap	(29)	(89)	42	(343)
Realized foreign currency gain	(6)	-	(156)	-

Total interest and other expenses, net	5,889	1,084	11,233	1,925

Loss before income taxes	(7,305)	(3,827)	(8,522)	(7,017)

Income tax benefit	(1,857)	(1,425)	(2,484)	(2,613)

Net loss	$(5,448)	$(2,402)	$(6,038)	$(4,404)

Per Share Data:

Net loss per share:
Basic and diluted:	$(0.20)	$(0.22)	$(0.33)	$(0.42)

Weighted average number of common
shares outstanding:
Basic and diluted:	27,168,890	10,986,551	18,500,859	10,479,155

Adjusted EBITDA	$10,057	$1,827	$30,321	$6,496

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,	December 31,
ASSETS	2010	2009

Current assets:
Cash and cash equivalents	$33,624	$1,499
Accounts receivable, net	38,638	8,506
Other receivables	33	57
Prepaid expenses	2,175	793
Deferred tax assets	68	642
Other current assets	42	-
Total current assets	74,580	11,497

Equipment and leasehold improvements, net	4,870	1,972
Goodwill	90,582	32,395
Intangible assets, net	66,914	26,902
Deferred tax assets, noncurrent	7,669	1,948
Deferred financing costs, net	4,176	1,680
Other assets	271	153

Total assets	$249,062	$76,547

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$19,999	$6,819
Accrued expenses	9,414	2,057
Deferred revenue	272	64
Due to related parties	-	4,936
Current portion of long-term debt	-	3,263
Current portion of subordinated unsecured notes payable	2,312	1,565
Current portion of contingent earnout obligation	2,478	442
Other current liabilities	3,105	1,725
Total current liabilities	37,580	20,871

Revolving line of credit and discount facility	4,998	600
Long-term debt, less current portion	-	29,371
Long-term subordinated unsecured notes payable, less current portion	2,546	3,552
Long-term contingent earnout obligation, less current portion	2,032	500
Other long-term liabilities	1,666	1,253
Total liabilities	48,822	56,147

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000 shares;
no shares issued and outstanding at December 31, 2009 and 2010	-	-
Common stock, $0.0001 par value; Authorized 250,000,000 shares;
issued and outstanding 12,356,942 and 32,216,104 shares at
December 31, 2009 and 2010, respectively	3	-
Additional paid-in capital	211,861	27,202
Accumulated other comprehensive income	1,216	-
Accumulated deficit	(12,840)	(6,802)
Total stockholders' equity	200,240	20,400

Total liabilities and stockholders' equity	$249,062	$76,547

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2010	2009

Operating activities:
Net loss	$(6,038)	$(4,404)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Loss (gain) on interest rate swap	42	(343)
Depreciation and amortization	19,505	6,889
Amortization of deferred rent	(61)	71
Share-based compensation	1,816	218
Provision for doubtful accounts	173	226
Amortization of deferred financing costs	872	132
Loss on early extinguishment of debt	3,169	461
Deferred income taxes	(5,419)	(2,723)
Other	-	10
Changes in operating assets and liabilities, net of effect
of acquisitions:
Accounts receivable	(2,098)	(1,100)
Prepaid expenses and other current assets	560	141
Accounts payable and accrued expenses	4,972	2,982
Deferred revenue and customer deposits	(917)	(270)
Due to related parties and other current liabilities	1,727	1,887
Net cash provided by operating activities	18,303	4,177

Investing activities:
Cash paid for acquisitions, net	(115,225)	(25,707)
Working capital and other settlements for acquisitions	418	1,482
Purchases of equipment and leasehold improvements, net	(1,730)	(1,559)
Other	-	9
Net cash used in investing activities	(116,537)	(25,775)

Financing activities:
Issuance of common stock, net	136,660	560
Issuance of preferred stock, net	32,421	-
Proceeds from the exercise of options and warrants	703	-
Excess tax benefit related to share-based compensation	974	-
Borrowings (repayments) under revolving line of credit and discount facility	4,397	(900)
Borrowings under credit facility	67,315	40,134
Payments under credit facility	(99,950)	(19,238)
Repayment of subordinated unsecured notes payable	(2,167)	(345)
Payment of deferred financing costs	(6,534)	(1,817)
(Repayment) advances of related party obligations	(3,500)	3,500
Net cash provided by financing activities	130,319	21,894

Exchange rate impact on cash and cash equivalents	40	-

Net increase in cash and cash equivalents	32,125	296
Cash and cash equivalents, beginning of year	1,499	1,203
Cash and cash equivalents, end of year	$33,624	$1,499

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for acquisitions	$10,075	$3,503
Issuance of subordinated unsecured notes payable for acquisitions	1,747	5,512
Issuance of deferred payments for acquisitions	-	389
Issuance of common stock to settle earnout obligations	576	-
Isssuance of common stock for termination of agreement	$1,434	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$4,994	$1,332
Cash paid for income taxes	$231	$207

RECONCILIATION TO ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Reconciliation to Adjusted EBITDA:

Net loss	$(5,448)	$(2,402)	$(6,038)	$(4,404)
Share-based compensation expense	1,257	7	1,816	218
Depreciation and amortization	7,053	2,259	19,505	6,889
Acquisition-related transaction costs	2,975	801	6,101	2,109
Monitoring fee	-	1,468	-	1,738
Other non-recurring costs	188	35	188	634
Interest and other expenses, net	5,889	1,084	11,233	1,925
Benefit for income taxes	(1,857)	(1,425)	(2,484)	(2,613)
Adjusted EBIDTA	$10,057	$1,827	$30,321	$6,496